Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Nos. 333-260759, 333- 234506, and 333-234505) on Form S-8 and the Registration Statement (No. 333-277747) on Form S-3 of Mayville Engineering Company, Inc. of our report dated September 11, 2025, relating to the consolidated and combined financial statements of Accu-Fab, LLC, appearing in the Current Report on Form 8-K/A filed by Mayville Engineering Company, Inc. on September 15, 2025.

/s/ RSM US LLP

Milwaukee, Wisconsin

September 15, 2025